Exhibit 10.1
WORKIVA INC.
2014 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective June 1, 2022)
WHEREAS, the Workiva Inc. 2014 Equity Incentive Plan (“Plan”) was established in order to grant equity incentive awards to certain employees, consultants and non-employee directors of Workiva, Inc., a Delaware corporation (the “Company”) and its related corporations;
WHEREAS, the Company wishes to amend and restate the Plan in order to (i) require a minimum vesting period of at least one year for all equity awards, provided that the Administrator may prescribe a shorter vesting period with respect to Awards covering up to 5% of the shares of Common Stock issuable under the Plan, (ii) prohibit the payment of dividends or dividend equivalents on full-value awards prior to the vesting of such awards, (iii) reflect that awards shall be subject to clawback by the Company in certain circumstances, and (iv) reflect an increase in the number of shares that may be issued under the Plan, which increase is subject to approval of the Company’s shareholders;
NOW, THEREFORE, the Plan is hereby amended and restated effective as of June 1, 2022, under the following terms and conditions, subject to shareholder approval of the share increase under the Plan; provided, however, that if the share increase is not approved by the shareholders, the number of shares of Common Stock available under the Plan as in effect immediately prior to June 1, 2022, shall continue to be available under the Plan.
SECTION 1 - PURPOSE
The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and its affiliates.
SECTION 2 - DEFINITIONS
The following terms shall have the following meanings unless otherwise required by the context:
a.“Administrator” means (1) the Committee, and (2) with respect to an Award granted to an individual who is not subject to Section 16(b) of the Exchange Act, each of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company.
b.“Award” means an ISO, NQSO, SAR, Restricted Stock or RSU awarded by the Company to an Employee, a Consultant or a Non-Employee Director.
c.“Award Agreement” means a document evidencing the grant of an Award, as described in Section 10.

d.“Board” means the Board of Directors of the Company.
e.“Cause” means any of the following events, as determined by the Committee: (1) the commission of an act which, if proven in a court of law, would constitute a felony violation under applicable criminal laws; (2) a breach of any material duty or obligation imposed upon the Grantee by the Company; (3) divulging the Company's confidential information, or breaching or causing the breach of any confidentiality agreement to which the Grantee or the Company is a party; (4) engaging or assisting others to engage in business in competition with the Company; (5) refusal to follow a lawful order of the Grantee's superior or other conduct which the Board or the Committee determines to represent insubordination on the part of the Grantee; or (6) other conduct by the Grantee which the Board or the Committee, in its discretion, deems to be sufficiently injurious to the interests of the Company to constitute cause.
f.“Code” means the Internal Revenue Code of 1986, as amended.
g.“Committee” means a committee which consists solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under Section 16(b) of the Exchange Act, the requirements of Code §162(m) (to the extent compliance with Code §162(m) is desired), and the rules regarding “independent directors” of exchange on which Common Stock is listed) or the entire Board.
h.“Common Stock” means Class A common stock, par value $0.001 per share, of the Company.
i.“Company” means Workiva Inc.
j.“Consultant” means an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide bona fide services that (1) are not in connection with the offer or sale of securities in a capital-raising transaction, and (2) do not directly or indirectly promote or maintain a market for the Company’s securities.
k.“Employee” means an employee of the Company or of a Related Corporation.
l.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
m.“Fair Market Value” means (1) the closing price of the Common Stock on a registered securities exchange on the applicable date or the immediately preceding trading day if the applicable date is not a trading day, or (2) such other method of determining fair market value as shall be permissible under the Code, or the rules or regulations thereunder, and adopted by the Committee.
n.“Grantee” means an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.

o.“ISO” means an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Code §422(b), unless the Award Agreement states that the Option will not be treated as an ISO.
p.“Non-Employee Director” means a director of the Company who is not an Employee under the rules of Section 16(b) of the Exchange Act.
q.“NQSO” means an Option which, at the time such Option is granted, does not qualify as an incentive stock option within the meaning of Code §422(b), whether or not it is designated as a nonqualified stock option in the Award Agreement.
r.“Options” means ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase shares of Common Stock at a specified exercise price.
s.“Performance Goals” means the objective goal or goals applicable to a Grantee’s Performance Stock or PSUs that are deemed by the Committee to be important to the success of the Company or any affiliates of the Company. The Committee shall establish the specific objective measures for each applicable goal for a performance period, which need not be uniform with respect to each Grantee. In creating these measures, the Committee shall use one or more of the following business criteria: (1) net earnings or net income (before or after taxes); (2) basic or diluted earnings per share (before or after taxes); (3) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (4) operating income (before or after taxes); (5) net sales or net sales growth; (6) gross profit or gross profit growth; (7) net operating profit (before or after taxes); (8) earnings, including earnings before or after taxes, interest, depreciation and/or amortization; (9) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total stockholder return); (10) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); (11) margins, gross or operating margins, or cash margins; (12) share price (including, but not limited to, growth measures and total stockholder return); (13) expense or cost targets; (14) objective measures of customer satisfaction; (15) working capital targets; (16) measures of economic value added, or economic value-added models or equivalent metrics; (17) debt targets; (18) stockholder equity; or (19) implementation, completion or attainment of measurable objectives with respect to business development, acquisitions and divestitures, and recruiting and maintaining personnel. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more affiliates of the Company and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index. To the extent permitted by law, the Committee may exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, such as: restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; an event either not directly related to the Company’s operations or not within the reasonable control of management; or a change in tax law or accounting standards required by generally accepted accounting principles. The Committee shall determine the performance period and the Performance Goals and measures (and weighting thereof) applicable to such period not later than the earlier of 90 days after the commencement of the performance period or the expiration of 25% of the performance period.
t.“Performance Stock” means a type of Restricted Stock, where the lapse of restrictions is based on Performance Goals.
u.“Plan” means the Workiva Inc. 2014 Equity Incentive Plan as set forth herein and as amended from time to time.
v.“PSU” means a performance stock unit which is a type of RSU, the vesting of which is based on Performance Goals.
w.“Related Corporation” means any corporation or other entity in which the Company holds, directly or indirectly, a controlling interest; provided, however, that with respect to ISOs, an entity shall be a “Related Corporation” only if the entity is described in the preceding clause and is a subsidiary corporation of the Company as defined in Code §424(f). For purposes of this subsection, the term “controlling interest” shall have the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), using “at least 50 percent” instead of “at least 80 percent” each place it appears in such regulation.
x.“Restricted Stock” means Common Stock subject to restrictions determined by the Administrator pursuant to Section 8.
y.“RSU” means a restricted stock unit granted pursuant to Section 9.
z.“SAR” means a stock appreciation right granted pursuant to Section 7.
aa.    “Securities Act” means the Securities Act of 1933, as amended from time to time.
bb.    “Short-Term Deferral Period” means, with respect to an amount (including Common Stock) payable pursuant to an Award, the period ending on the later of (1) the 15th day of the third month following the Grantee’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (2) the 15th day of the third month following the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; provided, however, that such period (measured from the last day of the period) shall be within one calendar year and shall not exceed 2½ months. A Grantee shall have no discretion over the payment date and shall have no right to interest as a result of payment on a date other than the first day of the Short-Term Deferral Period.
cc.    “Termination of Service” means (1) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (2) with respect to an Award granted to a Consultant, the termination of the consulting or advisory arrangement between the Consultant and the Company and all Related Corporations; and (3) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations. A

Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Company. Notwithstanding the foregoing: (A) if the Grantee’s status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive an Award under the Plan, no Termination of Service shall occur for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates; (B) with respect to an RSU that is subject to Code §409A, “Termination of Service” shall mean separation from service as defined in Treas. Reg. §1.409A-1(h); and (C) if a Grantee’s relationship is with a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, except as otherwise determined by the Committee, or as otherwise necessary to comply with Code §409A (to the extent applicable).
SECTION 3 - ADMINISTRATION
a.    The Plan shall be administered by the Administrator. The Administrator (and members thereof), while serving as such, shall be deemed to be acting in its (or his or her) capacity as a director or officer of the Company. The Administrator shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the terms of the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and the Administrator may do so with respect to any Award granted hereunder, in the manner and to the extent the Administrator deems desirable. The Committee also shall have the authority (1) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, (2) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (3) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, the Administrator and the members of the Board and the Committee shall not be liable for any action or determination made in good faith with respect to the Plan or any Award.
b.    From time to time, the Board may increase or decrease the size of the Committee, appoint or remove Committee members (with or without cause), and fill vacancies, however caused in the Committee. The Committee shall act pursuant to a vote of a majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of a majority of its members. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

c.    The Committee has delegated to the Company’s Chief Executive Officer and to the Company’s Chief Financial Officer the authority to grant Awards to Grantees, other than Grantees who are subject to Section 16 of the Exchange Act, and to determine the terms and conditions of such Awards, subject to the limitations of the Plan and such other limitations and guidelines as the Committee may deem appropriate. Such delegation of authority includes the authority to determine the type or types of Awards to be granted to the Grantee, the number of shares to be covered by each such Award, the expiration date of each such Award, the period during which an Option shall be exercisable which may be determined at or subsequent to grant, the restriction period applicable to Restricted Stock or RSUs, the performance criteria and performance period applicable to Performance Awards, the terms and conditions relating to the effect of a Grantee’s Termination of Service on Options, SARs, Restricted Stock and RSUs, and the effect of a Change in Control on any Award awarded to a Grantee. The CEO and the CFO may amend the terms of any Award theretofore granted to a Grantee, other than Grantees who are subject to Section 16 of the Exchange Act; provided, however, that no such amendment shall impair the rights of any Grantee without his or her consent.
SECTION 4 - STOCK
(a) The maximum aggregate number of shares of Common Stock that shall be available for the grant of Awards under the Plan (the “Plan Share Limit”) is 13,860,000. The Plan Share Limit is also the maximum aggregate number of shares that may be issued under the Plan through ISOs. Notwithstanding the foregoing limits, (x) no Grantee may be granted Awards in any one calendar year with respect to more than 1,000,000 shares of Common Stock, and (y) the maximum amount payable in cash to a covered employee (as defined in Code §162(m)(3) and applicable guidance issued thereunder (to the extent compliance with Code §162(m)(3) is desired)) for any calendar year shall not exceed the fair market value (determined as of the date of vesting or payout, as applicable) of 1,000,000 shares of Common Stock. The limits stated in this Section 4(a) shall be subject to adjustment as described in the Plan.
(b) Shares delivered under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable. If any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Stock, the number of shares of Common Stock with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall continue to be available for future Awards granted under the Plan. If any Option is exercised by surrendering Common Stock to the Company or by withholding Common Stock as full or partial payment, or if tax withholding requirements are satisfied by surrendering Common Stock to the Company or withholding Common Stock, only the number of shares issued net of Common Stock withheld or surrendered shall be deemed delivered for purposes of determining the maximum number of shares available for grant under the Plan.
SECTION 5 - GRANTING OF AWARDS

The Administrator may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as the Administrator determines are warranted, subject to the terms of the Plan. However, grants of ISOs and other Awards shall be separate and not in tandem, and Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. More than one Award may be granted to an Employee, Consultant or Non-Employee Director under the Plan.
SECTION 6 - TERMS AND CONDITIONS OF OPTIONS
Option Award Agreements shall include expressly or by reference the following terms and conditions as well as such other provisions as the Administrator shall deem desirable that are not inconsistent with the provisions of the Plan and, for ISOs, Code §422(b).
a.Number of Shares. The Award Agreement shall state the number of shares of Common Stock to which the Option pertains.
b.Exercise Price. The Award Agreement shall state the exercise price which shall be determined and fixed by the Administrator, but the exercise price shall not be less than the higher of 100% (110% in the case of an ISO granted to a more-than-ten-percent shareholder, as provided in subsection (j) below) of the Fair Market Value of a share of Common Stock on the date the Option is granted, or the par value thereof.
c.Term. The term of each Option shall be determined by the Administrator; provided, however, that the term of each Option shall be not more than ten years (five years in the case of an ISO granted to more-than-ten-percent shareholder, as provided in subsection (j) below) from the date of grant of the Option. Each Option shall be subject to earlier termination as provided in subsections (f), (g), and (h) below and in Section 13.
d.Exercise. An Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Administrator may specify; provided, however, that no Option shall be exercisable, in whole or in part, prior to the one-year anniversary of the grant date of the Option, and provided that the Administrator may prescribe a shorter vesting period with respect to Awards covering up to 5% of the shares of Common Stock issuable under the Plan. The Administrator may accelerate the exercise date of an outstanding Option if the Administrator deems such acceleration to be desirable.
Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise (in accordance with procedures established by the Committee) to the Company (at its principal office) or to the Company’s delegate, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (4) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option shall be forfeited.

The Administrator shall determine from the following alternatives the methods by which the exercise price may be paid:
1.in cash or its equivalent;
2.in shares of Common Stock previously acquired by the Grantee (and the exercise price so paid shall be equal to the Fair Market Value, as of the date of exercise, of the previously acquired shares);
3.by decreasing the number of shares for which the Option is exercisable on the date of exercise (in an amount equal to the exercise price to be paid under this method, divided by the Fair Market Value of a share of Common Stock on the date of exercise) (“net share settlement”);
4.by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option; or
5.in any combination of the above forms of payment.
To the extent an Award Agreement does not include one or more alternatives; the Administrator hereby specifically reserves the right to allow the Grantee to pay the exercise price using such alternative. Unless otherwise provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock of the Company that have been held for more than six months (or such period of time as is necessary to avoid a charge to earnings for financial accounting purposes).
Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e. the Common Stock is listed on any established stock exchange or a national market system), any exercise by a director or officer that involves or may involve a direct extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.
e.    ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a parent or subsidiary corporation of the Company (as defined in Code §424(e) and (f)) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

f.    Termination of Service for a Reason Other Than Death or Disability. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) 90 days after the date of such Termination of Service in the case of an ISO or such longer period of time as may be determined by the Administrator in the case of an NQSO (unless the Award Agreement provides or is amended to provide a different expiration date in the case of such a Termination); provided that, if the Termination of Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, and shall terminate on the date of such Termination of Service with respect to the remaining shares.
g.    Disability. If a Grantee becomes disabled (within the meaning of Code §22(e)(3)) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, and shall terminate on the date of such Termination of Service with respect to the remaining shares. In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.
h.    Death. If a Grantee’s Termination of Service occurs as a result of death prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsections (f) or (g) above (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of the Grantee’s death (unless the Award Agreement provides a different expiration date in the case of death). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Administrator, and shall terminate on the date of the Optionee’s death with respect to the remaining shares.
i.    Quiet Period. Notwithstanding any provision of subsection (f), (g), or (h) to the contrary, if the last day on which a Grantee (or the Grantee’s legal representative, estate, personal representative or beneficiary) may exercise an Option under subsection (f), (g), or (h) falls within a Quiet Period (as defined below), the period during which such individual may exercise the Option shall end 90 days after the date such Quiet Period ends; provided, however, that this subsection (i) shall not extend the exercise period beyond the term of the Option (determined under subsection (c)) unless the Committee extends the period during which the Option may be exercised, and such period ends not more than 30 days after the exercise first would no longer violate applicable Federal, state, local or applicable foreign laws. “Quiet Period” means a period in which the Grantee is prohibited from selling Common Stock under the Company’s insider trading policy.
j.    More-Than-Ten-Percent Shareholder. If, after applying the attribution rules of Code §424(d), the Grantee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (as defined in Code §424(e) and (f)) immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110% of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.
SECTION 7 - SARS
a.Nature of SARs. A SAR entitles the Grantee to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator. SARs may be granted alone (a “Freestanding SAR”) or in combination with an Option (a “Tandem SAR”). Any Tandem SAR that relates to an ISO shall be granted at the same time as the ISO to which it relates.
b.Exercise of SARs. A SAR shall become exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Administrator may specify in the Award Agreement; provided, however, that no SAR shall become exercisable, in whole or in part, prior to the one-year anniversary of the grant of the SAR, and provided that the Administrator may prescribe a shorter vesting period with respect to Awards covering up to 5% of the shares of Common Stock issuable under the Plan. The Administrator may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of a SAR must be made by giving notice to the Company (or its delegate) in accordance with procedures established by the Administrator. Upon the exercise of a SAR, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the SAR has been exercised. The number of shares of Common Stock for which a Tandem SAR shall be exercisable shall be reduced upon exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.
c.Exercise Price. The exercise price of a Freestanding SAR shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such SAR. A Tandem SAR granted simultaneously with an ISO or simultaneously with or subsequent to the grant of an NQSO shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a SAR, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the SAR and related Option exceeds the exercise price per share thereof, and no SAR may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7(a) are satisfied.
d.Term. The term of each SAR shall be determined by the Administrator; provided, however, that the term of each SAR shall be not more than 10 years from the date of grant of the SAR. Each SAR shall be subject to earlier termination as provided in subsection (e) below and in Section 13.
e.Termination of Service. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her SAR, Section 6(f), (g), (h) and (i) shall be applied to determine the extent to which, and the period during which, the SAR may be exercised. For purposes of this Section 7(e), the term “SAR” shall replace the term “Option” in each place such term appears in Section 6(f), (g), (h) and (i).
SECTION 8 - RESTRICTED STOCK
a.General Requirements. Restricted Stock may be issued or transferred for consideration or for no additional consideration, as determined by the Administrator. At the time Restricted Stock is granted, the Administrator shall determine whether the Restricted Stock is Performance Stock (where the lapse of restrictions is based on Performance Goals), or Restricted Stock that is not Performance Stock (where the lapse of restrictions is based on times and/or conditions determined by the Committee). In no event shall dividends be paid on an Award of Restricted Stock prior to the vesting of such Award.
b.Shareholder Rights. Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in subsection (c), including the right to vote the shares and receive dividends and other distributions. Any shares of Common Stock or other securities of the Company received by a Grantee with respect to a share of Restricted Stock, as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock. Any cash dividends with respect to a Grantee’s Restricted Stock shall be paid to the Grantee at the same time as such dividends are paid to other shareholders; provided, however, that cash dividends with respect to a share of Performance Stock shall not be paid unless and until the restrictions with respect to such share lapse as provided in Section 8(f)(3). Unless the Administrator determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any federal, state and local tax withholding obligations applicable to such shares.
c.Restrictions. Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Grantee incurs a Termination of Service for any reason, must be offered to the Company for purchase for the amount of cash (or cash equivalents) paid for the shares of Common Stock, or forfeited to the Company if no cash (or cash equivalent) was so paid.
d.Lapse of Restrictions.
1.In General. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 12, shares of Common Stock shall cease to be Restricted Stock for purposes of the Plan.
2.Restricted Stock Other Than Performance Stock. With respect to Restricted Stock that is not Performance Stock, the restrictions described in subsection (c) shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Administrator may specify in the Award Agreement; provided, however, in no event shall the restrictions on Restricted Stock lapse prior to the one-year anniversary of the grant date of the Award, and provided that the Administrator may prescribe a shorter vesting period with respect to Awards covering up to 5% of the shares of Common Stock issuable under the Plan. The Administrator may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Stock (other than Performance Stock) will lapse.
3.Performance Stock. With respect to Performance Stock, the restrictions described in subsection (c) shall lapse at the end of the applicable performance period if and to the extent the Performance Goals (established in accordance with Section 2(s)) have been achieved for such period; provided, however, in no event shall the restrictions on Performance Stock lapse prior to the one-year anniversary of the grant date of the Award, and provided that the Administrator may prescribe a shorter vesting period with respect to Awards covering up to 5% of the shares of Common Stock issuable under the Plan. The Committee shall certify the extent to which the Performance Goals are achieved and shall have the discretion to decrease (but not increase) the extent to which such restrictions lapse on account of such achievement. The restrictions described in subsection (c) shall also lapse (A) as provided in Section 12 or (B) if and to the extent determined by the Committee in the case of the Grantee's death or disability. If the Grantee's Termination of Service occurs for any reason prior to the end of the performance period, the Grantee shall forfeit all Performance Stock granted with respect to such performance period except (i) as provided in Section 12, (ii) as determined by the Committee in the case of the Grantee's death or disability, or (iii) the Committee may provide that restrictions lapse with respect to a pro-rata portion of the number of shares of Performance Stock for which the restrictions would have lapsed (based on actual performance) had the Grantee been employed on the last day of the performance period, under such circumstances as the Committee determines.
e.Notice of Tax Election. Any Grantee making an election under Code §83(b) for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.
SECTION 9 - RSUs
a.Nature of RSUs. An RSU entitles the Grantee to receive, with respect to each RSU that vests in accordance with subsection (c) or Section 12, one share of Common Stock, cash equal to the Fair Market Value of a share of Common Stock on the date of vesting, or a combination thereof as determined by the Administrator and set forth in the Award Agreement. If payment is made in shares of Common Stock, any fractional share shall be rounded to the nearest whole share.
b.Grant of RSUs. At the time of grant, the Administrator shall determine (1) the number of RSUs subject to the Award, (2) whether the RSU is a PSU (where vesting is based on Performance Goals), or an RSU that is not a PSU (where vesting is based on times and/or conditions determined by the Administrator), and (3) when such RSUs shall vest in accordance with subsection (c). The Company shall establish a bookkeeping account in the Grantee’s name which reflects the number and type of RSUs standing to the credit of the Grantee. A Grantee shall have no voting rights with respect to RSUs granted under the Plan. The Committee may grant RSUs with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement.
c.Vesting.
1.RSUs Other Than PSUs. With respect to RSUs that are not PSUs, the Administrator shall determine when such RSUs shall vest and any conditions (such as continued employment or performance measures) that must be met in order for such RSUs to vest at the end of the applicable restriction period; provided, however, that no RSU shall vest, in whole or in part, prior to the one-year anniversary of the grant date of the Award, and provided that the Administrator may prescribe a shorter vesting period with respect to Awards covering up to 5% of the shares of Common Stock issuable under the Plan. The Administrator may at any time accelerate the time at which RSUs (other than PSUs) shall vest.
2.PSUs. PSUs shall vest at the end of the applicable performance period, if and to the extent the Performance Goals (established in accordance with Section 2(y)) have been achieved for such period; provided, however, that no PSU shall vest, in whole or in part, prior to the one-year anniversary of the grant date of the Award, and provided that the Administrator may prescribe a shorter vesting period with respect to Awards covering up to 5% of the shares of Common Stock issuable under the Plan. The Committee shall certify the extent to which the Performance Goals are achieved and shall the have the discretion to decrease (but not increase) the extent to which PSUs vest on account of such achievement. PSUs shall also vest (A) as provided in Section 12 or (B) if and to the extent determined by the Committee in the case of the Grantee's death or disability. If the Grantee's

Termination of Service occurs for any reason prior to the end of the performance period, except as otherwise provided in the Grantee's Award Agreement, the Grantee shall forfeit all PSUs granted with respect to such performance period except (i) as provided in Section 12, (ii) as determined by the Committee in the case of the Grantee's death or disability, or (iii) the Committee may provide for vesting of a pro-rata portion of the PSUs that would have vested (based on actual performance) had the Grantee been employed on the last day of the performance period, under such circumstances as the Committee determines.
3.Payment. Except as otherwise provided in an Award Agreement, upon the vesting of an RSU in accordance with this subsection (c) or Section 12, payment in Common Stock or cash (as applicable), shall be made in the Short-Term Deferral Period; provided, however, that a Change in Control (as defined in Section 12) shall not accelerate the payment date of an RSU that is subject to Code §409A unless such Change in Control is also a “change in control event” as defined in regulations under Code §409A.
d.Dividend Equivalents. At the discretion of the Committee, each RSU may be credited with cash or stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”); provided, however, that dividend equivalents granted in connection with RSUs shall be payable only if and to the extent the underlying RSUs become vested. Dividend Equivalents will be deemed re-invested in additional RSUs based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date and rounded down to the nearest whole share.
SECTION 10 - AWARD AGREEMENTS
Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall from time to time approve which need not be identical and shall include such provisions as the Administrator shall deem advisable that are not inconsistent with the provisions of the Plan, Code §409A and, for ISOs, Code §422(b), including, without limitation, terms providing for acceleration of the exercisability or vesting of Awards in the event of a Change in Control or conditions regarding the Grantee’s employment or service, as determined by the Administrator in accordance with the Plan. Award Agreements shall require the forfeiture or payment of gains to the Company (i.e., a clawback) in the event the Grantee’s intentional misconduct or fraud causes or partially causes the Company to restate all or a portion of its financial statements, and for such other reasons as may be set forth in the Grantee's Award Agreement, such as deductions and clawbacks required by law, government regulation or stock exchange listing requirements. Each Grantee shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award.
SECTION 11 - ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

The following shall be adjusted to reflect any stock dividend, stock split, reverse stock split, spin-off, distribution, recapitalization, extraordinary dividend, share combination or reclassification, or similar change in the capitalization of the Company:
a.The maximum number and type of shares under the limits set forth in Section 4; and
b.The number and type of shares issuable upon exercise, vesting or payment of outstanding Options, SARs and RSUs (as well as the exercise price per share under outstanding Options and the Fair Market Value of a share on the date an outstanding SAR was granted); provided, however, that (i) no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under Code §424(h), unless the Grantee consents to such adjustment, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Code §409A. Such adjustments shall be made by the Committee to appropriately and equitably reflect any such change or transaction, so that the holder of an outstanding Option, SAR, or RSU is in the same economic position before and after the change or transaction. For purposes of this Section 11, shares underlying Restricted Stock Awards still subject to restriction under Section 8(c) shall be treated in the same manner as issued shares of Common Stock not subject to restriction.
SECTION 12 - CHANGE IN CONTROL
a.Full Vesting. Notwithstanding any other provision of this Plan, each outstanding Award shall become fully vested and, for awards that may be exercised, exercisable, upon a Change in Control unless the Award Agreement evidencing the Award provides otherwise; provided, however, that this Section 12 shall not increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.
b.Definitions. A “Change in Control” shall mean:
1.Any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions) (other than (A) the Company, or (B) any employee benefit plan of the Company or any Trustee of or fiduciary with respect to any such plan when acting in such capacity), alone or together with its affiliates and associates, and other than in a merger or consolidation of the type referred to in subsection (2) below, has acquired or obtained the right to acquire the beneficial ownership of 50% or more of the shares then outstanding;
2.The consummation of a merger, consolidation or similar transaction involving the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior to such consummation do not beneficially own (within the meaning of Rule 13d-3 of the Exchange Act or comparable successor rules), directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined voting power of the surviving entity in such merger, consolidation or similar transaction, or (B) outstanding voting securities representing more than 50% of the combined voting power of the parent of the surviving entity in such merger, consolidation or similar transaction;
3.The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person that is not a subsidiary of the Company;
4.A majority of the members of the Board are replaced during any 12-month period by Board members whose appointment or election is not endorsed by a majority of the members before the date of appointment or election.
5.An underwritten public offering under the Securities Act of the Common Stock, where such stock is listed or quoted on a national securities exchange, shall not be treated as a Change in Control under the Plan.
SECTION 13 - CERTAIN CORPORATE TRANSACTIONS
In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee so decides to terminate outstanding Options and SARs, the Committee shall give each Grantee holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 12) up to and including the date immediately preceding such termination at any time prior to such termination. Further, as provided in Sections 6(d), 7(b), 8(d)(2) and 9(c)(1), the Administrator may, in whole or in part, accelerate the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 12).
The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Code §424(h), unless the Grantee consents to the change, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Code §409A.
SECTION 14 - AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS
The Board, pursuant to resolution, may amend or suspend the Plan, and, except as provided below, the Administrator may amend an outstanding Award in any respect whatsoever and at any time; provided, however, that the following amendments shall require the approval of shareholders, as applicable:
a.a change in the class of employees eligible to participate in the Plan with respect to ISOs;
b.except as permitted under Section 11, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan;
c.a modification of the material terms of the “performance goal,” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with Code §162(m) is desired); and
d.any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed or traded.
e.Except as permitted under Section 12 or Section 13, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without the approval of shareholders. Except as provided in Section 13 or as deemed necessary or advisable to avoid the additional tax under Code §409A, no amendment or suspension of an outstanding Award shall (i) adversely affect the rights of the Grantee or cause the modification (within the meaning of Code §424(h)) of an ISO, without the consent of the Grantee affected thereby, or (ii) cause the Option or SAR to be subject to Code §409A.
SECTION 15 - TERMINATION OF PLAN; CESSATION OF ISO GRANTS
The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No ISOs shall be granted hereunder after the 10-year anniversary of the Effective Date. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.
SECTION 16 - EFFECTIVE DATE; SHAREHOLDER APPROVAL
The Plan was adopted by the Board effective December 10, 2014 (the “Effective Date”), and was approved by the shareholders of the Company within 12 months of the Effective Date.
SECTION 17 - MISCELLANEOUS
a.Rights. Neither the adoption of the Plan nor any action of the Board or the Administrator shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Administrator shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement. Notwithstanding any provisions of the Plan or the Award Agreement (i) with an Employee, the Company and any

Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason and (ii) to terminate the service of any director pursuant to the by-laws of the Company, and any applicable provisions of corporate law in which the Company is incorporated, as the case may be. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to (or book entry for) him or her for such shares, except as otherwise provided under Section 8(b) (regarding Restricted Stock).
b.Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any affiliate of the Company, the Administrator, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Administrator or the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before the Administrator, or the Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give the Administrator or the members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Delaware law.
c.Transferability; Registration. No ISO, Restricted Stock or RSU shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative. Such limits on assignment, transfer and exercise shall also apply to NQSOs and SARs except to the extent the Grantee’s Award Agreement permits transfers for no consideration to one or more family members (as such term is defined in the instructions to Form S-8 Registration Statement under the Securities Act of 1933). If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock or vesting of an RSU, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship. Except as provided in this subsection (c), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance and any attempt to do so shall be void.
d.Deferrals. The Committee may permit or require Grantees to defer receipt of any Common Stock issuable upon the lapse of the restriction period applicable to Restricted Stock or RSUs, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. In no event, however, shall such deferrals be permitted unless the Grantee’s Award Agreement specifically permits deferrals under this subsection.
e.Listing and Registration of Shares. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Award may be exercised, in whole or in part, and no Restricted Stock or RSU may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.
f.Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock or cash upon the exercise of any Award or upon the vesting of Restricted Stock or RSUs shall be subject to applicable federal, state, and local tax withholding requirements. If the exercise of any Award or the vesting of Restricted Stock or RSUs is subject to the withholding requirements of applicable federal, state or local tax law, the Administrator may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to any Award to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date(s) such shares are withheld to satisfy the applicable withholding requirements). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.
g.Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees, consultants or directors of other entities who are about to, or have, become Employees, Consultants or Non-Employee Directors as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or Related Corporation. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to Code §409A (if it previously was not subject to Code §409A).

h.Application of Funds. Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Stock received in payment for shares shall become treasury stock.
i.No Obligation to Exercise Award. The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.
j.Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of Delaware (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.
k.Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan, and shall be a general unsecured obligation of the Company. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
l.Successors and Heirs. The Plan, Award Agreements and any properly executed election or designation under the Plan shall be binding upon (i) the Company and its successors (including any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all or the business and assets of the Company), and (ii) the Grantee and the Grantee’s heirs, legal representatives and beneficiaries.